STOCK OPTION AGREEMENT


         THIS STOCK OPTION AGREEMENT ("Agreement") is made and entered into as of the 24th day of October, 1996 by and between ROADHOUSE GRILL, INC., a Florida corporation (the "Company"), and JOHN DAVID TOOLE, III ("Optionee").

                              W I T N E S S E T H:

         WHEREAS, the Optionee is a key employee of the Company;

         WHEREAS, subject to the terms and conditions set forth herein, the Company desires to grant Optionee an option to acquire up to Four Hundred Fifty Thousand (450,000) shares of the Company's common stock, par value $0.01 per share ("Common Stock"); and

         WHEREAS, the Company has filed a registration statement under the Securities Act of 1933 pertaining to an initial public offering of the Common Stock ("IPO") that contemplates that the Company will effect a 3-for-1 reverse stock split prior to the IPO ("Reverse Split").

         NOW, THEREFORE, in consideration of Ten Dollars ($10.00) in hand paid, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1. RECITALS. The forgoing recitals are true and correct and are hereby incorporated by reference.

         2. OPTION. The Company hereby grants Optionee an option ("Option") to purchase Four Hundred Fifty Thousand (450,000) shares of Common Stock (the "Option Stock") for Three Dollars and 60/100 ($3.60) per share ("Option Price"), subject to adjustment for the Reverse Stock Split and for such other adjustments as hereinafter provided. If the Reverse Stock Split precedes the IPO and both occur by January 1, 1997, the number of shares of Option Stock shall be adjusted as provided in Section 6 hereof but the "Option Price" shall be adjusted as of the date of the consummation of the IPO to be the price to the public per share in the IPO net of all underwriting discounts and selling concessions, notwithstanding anything to the contrary in Section 6 hereof. Thereafter and in all other cases, the Option Stock and Option Price shall be subject to adjustment as provided elsewhere herein. Except as otherwise provided herein, the Option shall become exercisable in accordance with Section 3 hereof and, unless sooner terminated pursuant to this Agreement, shall remain exercisable until 5:00 p.m. Eastern Time on October 23, 2004 ("Exercise Period").

         3.       VESTING AND EXERCISE OF OPTION.

                  A. VESTING. The Option may be exercised for: (i) One Hundred Fifty Thousand (150,000) shares of the Option Stock beginning one (1) year after the date hereof; (ii) an additional One Hundred Fifty Thousand (150,000) shares of the Option Stock beginning two (2)


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years after the date hereof; and (iii) an additional One Hundred Fifty Thousand
(150,000) shares of the Option Stock beginning three (3) years after the date hereof. The Option shall be deemed "vested" as to all Common Stock for which it is then exercisable.

                  B. EXERCISE. Optionee may exercise the Option from time to time for any or all Option Stock for which it is then exercisable by delivering written notice thereof ("Exercise Notice") to the Company at any time during the Exercise Period, which Exercise Notice shall specify the number of shares of Option Stock for which such exercise is made. The Option Notice shall be accompanied by the Option Price and the amount of any withholding taxes the Company is required to pay as a result of the exercise of the Option.

                  C. MANNER OF PAYMENT. The Option Price and the amount of any such withholding required to be paid by Optionee may be paid at the election of the Optionee: (i) in cash or by check; (ii) by directing the Company to withhold shares of Option Stock purchased upon the exercise of such Option, the Fair Market Value (as hereinafter defined) of which, as of the date of the Exercise Notice, corresponds to such Option Price and tax withholding liability to be paid for therewith; or (iii) any combination of (i) or (ii). For purposes of this Agreement, "Fair Market Value" means, as to any security on a given day, the average of the closing prices of such security's sales on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on such day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, or, if the security is not regularly traded in a public market, as determined by a valuation prepared by an independent expert mutually agreeable to the Optionee and the Company.

         4.       EFFECT OF CERTAIN EVENTS ON VESTING AND TERMINATION.

                  A. CHANGE OF CONTROL. In the event of a Change of Control (as hereinafter defined), the Option shall immediately be fully vested and exercisable for all Option Stock and shall thereafter be exercisable as to all shares of Option Stock for which the Option has not yet been exercised. For purposes of this Agreement, "Change of Control" shall mean if: (i) the Company agrees to sell all or substantially all of its assets for cash or property or for a combination of cash and property; (ii) the Company agrees to any merger, consolidation, reorganization, division or other Corporate Transaction (as hereinafter defined) in which the holders of the Company's Common Stock become entitled to receive, with respect to their Common Stock, cash, securities or assets other than, or in addition to, their Common Stock, or in which the Company will not be the surviving entity; (iii) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or (iv) the acquisition by any person or group (as that term is defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules promulgated pursuant to that act) in a single transaction or a series of transactions of 30% or more in voting power of the outstanding


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stock of the Company and, within two years after the last of such transactions took place, the individuals who constituted the Board of Directors of the Company as of immediately prior to the first of such transactions cease for any reason to constitute at least a majority of the Board of Directors.

                  B. TERMINATION FOR CAUSE. In the event of a termination of Optionee's employment with the Company by the Company for "Cause," as defined in Optionee's Employment Agreement with the Company dated as of October 24, 1996 ("Employment Agreement"), or in the event Optionee's employment under the Employment Agreement is terminated by Optionee without "Cause" (as defined therein), then the Option may be exercised for the Option Stock for which the Option is then exercisable until the expiration of the three (3) month period immediately following the date of such termination of employment.

                  C. TERMINATION BECAUSE OF DEATH OR PERMANENT DISABILITY OF OPTIONEE. In the event of a termination of Optionee's employment with the Company because of his Permanent Disability (as defined in the Employment Agreement) or death, then the Option shall immediately be fully vested and exercisable as to all shares of Option Stock for which the Option has not been exercised, and shall remain exercisable until the expiration of the twelve (12) month period immediately following the date of such termination of employment.

                  D. OTHER TERMINATION OF EMPLOYMENT. Upon expiration of the term of Optionee's employment under the Employment Agreement, termination by Optionee of the Employment Agreement with Cause, termination by the Company other than for Cause or because of Optionee's death or Permanent Disability, termination by mutual consent of Company and Optionee, or any other termination of Optionee's employment with the Company other than by the Company for Cause, by Optionee without Cause, or as a result of Optionee's death or Permanent Disability, the Option shall immediately be fully vested and exercisable as to all Option Stock for which the Option has not been exercised, and shall remain exercisable until 5:00 p.m.
Eastern time on October 23, 2004.

         5. CORPORATE TRANSACTIONS. While this Option is outstanding (whether or not then vested), the Company shall give Optionee thirty (30) days prior written notice of each Corporate Transaction as a result of which the holders of the Common Stock will become entitled to receive, with respect to their Common Stock, cash, securities or assets other than, or in addition to, their Common Stock. Optionee shall be entitled at any time prior to such Corporate Transaction to exercise the Option for any or all Option Stock (which exercise may be conditioned by Optionee upon the consummation of the Corporate Transaction), which exercise (and the issuance of the Option Stock pursuant thereto) shall be deemed to have occurred immediately before the record date for determining the holders of the Common Stock entitled to receive such cash, securities or assets because of such Corporate Transaction.

         6. SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Option Price in effect immediately prior to such subdivision will be proportionately reduced and the number of


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shares of Option Stock obtainable upon exercise of the Option will be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Option Price in effect immediately prior to such combination will be proportionately increased (except, if the Reverse Split precedes the IPO and both occur by January 1, 1997, the Option Price shall be as provided in Section 2 hereof) and the number of shares of Common Stock obtainable upon exercise of the Option will be proportionately decreased.

         7. REGISTRATION OF OPTION STOCK. In the event that any registration statement under the Securities Act or any applicable State Securities Law is filed with respect to Company's securities issued or issuable to employees under any Company Employee Stock Option Plan, the Options and Option Stock issued or issuable hereunder shall also be included in such registration statement, as if the Options granted hereunder where granted under such Stock Option Plan.

         8. TRANSFERABILITY. The Option will not be assignable or transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended. In the event the Option is transferred by will or the laws of descent, the Option may be exercised only by an executor or administrator or by the person or persons who shall have acquired the Option directly from the Optionee by bequest or inheritance.

         9. RESTRICTIONS ON RESALES. The Optionee acknowledges that the Option and the Option Stock have not been requested under the Securities Act of 1933, as amended ("Securities Act") or applicable state securities laws and may not be resold except pursuant to registration under the Securities Act and such state securities laws or an exemption therefrom.

         10. RIGHTS OF THE OPTIONEE. The grant of this Option, execution of this Agreement or exercise of any portion of this Option shall not confer upon the Optionee any right to, or guaranty of, a position as an employee, consultant, advisor or director of the Company or any of its subsidiaries.

         11.      MISCELLANEOUS.

                  A. NOTICES. All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given only upon hand delivery thereof or upon the first business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  To Company:           Roadhouse Grill, Inc.
                                        6600 North Andrews Avenue, Suite 160
                                        Fort Lauderdale, FL 33309




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                  To Optionee:           John David Toole, III
                                         Roadhouse Grill, Inc.
                                         6600 North Andrews Avenue, Suite 160
                                         Fort Lauderdale, FL 33309

or to such other address or such other person as any party shall designate, in writing, to the other for such purposes and in the manner hereinabove set forth.

                  B. AMENDMENT. The parties hereby irrevocably agree that no attempted amendment, modification, termination, discharge or change (collectively, "Amendment") of this Agreement shall be valid and effective, unless the parties shall unanimously agree in writing to such Amendment.

                  C. NO WAIVER. No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

                  D. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Florida and any proceeding arising between the parties in any manner pertaining or related to this Agreement shall, to the extent permitted by law, be held in Broward County, Florida.

                  E. FURTHER ASSURANCES. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

                  F. ENTIRE AGREEMENT. This Agreement sets forth all the promises, covenants, agreements, conditions and understandings between the parties hereto, and supersedes all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, between the parties with respect to the matters contained herein.

                  G. PREVAILING PARTY. If any party hereto is required to engage in litigation against any other party hereto, either as a plaintiff or as defendant, in order to enforce or defend any rights under this Agreement and such litigation results in a final judgment in favor of such party ("Prevailing Party"), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred including, but not limited to all attorneys' fees, paralegals' fees, court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party's rights hereunder.

                  H. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon the parties hereto, their beneficiaries, heirs and administrators and inure to the benefit of Optionee and his assigns, and shall be binding upon the Company, its successors and assigns.



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                  I. JOINT DRAFTING RESPONSIBILITY. This Agreement is the result of the joint efforts and negotiations of the parties hereto, with each party being represented or having the opportunity to be represented by legal counsel of its own choice. The parties agree that the rule of judicial interpretation to the effect that any ambiguity or uncertainty contained in an agreement is to be construed against the party who drafted the Agreement shall not be applied in the event of any disagreement or dispute arising out of this Agreement.

                  J. INCENTIVE STOCK OPTION PLAN. In the event that the Company adopts a Stock Option plan that permits the issuance of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, Optionee shall be entitled to exchange the unexercised options granted hereunder for incentive stock options granted under such plan which shall be upon the same terms and conditions as are set forth herein, except for such changes thereto as are necessary to qualify them as incentive stock options or to permit their issuance under such plan.


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year set forth above.


Signed, Sealed and Delivered
in the Presence of:                  COMPANY:

                                     ROADHOUSE GRILL, INC., a
                                     Florida corporation



__________________________________   By:___________________________________
                                     Its:__________________________________
__________________________________


__________________________________   By:___________________________________
                                     Its:__________________________________
__________________________________


__________________________________   By:___________________________________
                                     Its:__________________________________
__________________________________


                                     OPTIONEE:



___________________________________  _______________________________________
                                     JOHN DAVID TOOLE, III
___________________________________



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